                                                                       EXHIBIT 5

                     B A S S,  B E R R Y  &  S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                                  July 23, 1997

CorporateFamily Solutions, Inc.
209 Tenth Avenue South, Suite 300
Nashville, Tennessee  37203-4173

         Re:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission on June 19, 1997, as subsequently amended, covering 1,401,386 shares of no par value common stock (the "Common Stock") of CorporateFamily Solutions, Inc. (the "Company") to be sold by the Company (including 51,386 shares that may be purchased by the underwriters upon exercise of an option to cover over-allotments) and 1,301,114 shares of Common Stock to be sold by certain selling shareholders (including 301,114 shares that may be purchased by the underwriters upon exercise of an option to cover over-allotments) to the underwriters represented by Montgomery Securities and J.C. Bradford & Co., LLC (the "Underwriters") for public distribution pursuant to the Underwriting Agreement between the Company and the Underwriters filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Bass Berry & Sims PLC